Exhibit 21.1

EXHIBIT 21.1 PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

Alcor Chemie Vertriebs GmbH (Switzerland)
Innospec GmbH (Switzerland)
Innospec Active Chemicals LLC (USA)
Innospec Active Chemicals Limited (U.K.)
Innospec Deutschland GmbH (Germany)
Innospec Developments Limited (U.K.)
Innospec Finance Limited (U.K.)
Innospec France SA (France)
Innospec Fuel Specialties LLC (USA)
Innospec Fuel Specialties Limited (U.K.)
Innospec Holdings Limited (U.K.)
Innospec International Limited (U.K.)
Innospec Leuna GmbH (Germany)
Innospec Limited (U.K.)
Innospec Spain SL (Spain)
Innospec Trading Limited (U.K.)
Novoktan GmbH (Germany)
OBOAdler Company Limited (U.K.)
Societa Italiana Additivi Per Carburanti S.r.l. (Italy)
Innospec Oil Field Chemicals LLC (USA)
Innospec International Holdings LLC (USA)
Independence Oilfield Chemicals LLC (USA)
Innospec Performance Chemicals Europe Limited (U.K.)
Innospec Performance Chemicals Spain S.L. (Spain)
Innospec Performance Chemicals Italia s.r.l (Italy)
Innospec Saint-Mihiel SAS (France)
Innospec Performance Chemicals France SAS (France)